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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549

                            ___________________


                                 FORM 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   September 21, 2000
                                                  ---------------------
                        GST TELECOMMUNICATIONS, INC.
                                GST USA, INC.
                          GST NETWORK FUNDING, INC.
         (Exact name of Registrants as specified in their charters)

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
              CANADA                           4813                NOT APPLICABLE
             DELAWARE              (Primary Standard Industrial      83-0310464
             DELAWARE               Classification Code Number)      13-4001870
  (State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                                Identification No.)

            4001 Main Street, Vancouver, Washington 98663
            ---------------------------------------------
         (Address of principal executive offices) (Zip Code)

    Registrants' telephone number, including area code (360) 356-7100
                                                       ---------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 21, 2000, the U.S. District Court for the District of Delaware ("the Court") approved the agreement between GST Telecommunications, Inc. and its subsidiaries ("GST") and Time Warner Telecom Inc. ("Time Warner Telecom") for Time Warner Telecom to purchase substantially all of the assets of GST, excluding customers and certain assets in Hawaii and certain non-core businesses, for $690 million. The Court approved the definitive purchase agreement between GST and Time Warner Telecom following an auction for GST assets that concluded on August 25, 2000. Closing of the purchase is subject to regulatory approvals and other customary terms and conditions.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        GST TELECOMMUNICATIONS, INC.
                                        GST USA, INC., and
                                        GST NETWORK FUNDING, INC.


Date: October 4, 2000                   By:   /s/ Donald A. Bloodworth
                                           ----------------------------------
                                                  Donald A. Bloodworth
                                                  Chief Financial Officer